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                           COOPERS & LYBRAND L.L.P.
                            1100 Campanile Building
                             1155 Peachtree Street
                            Atlanta, Georgia  30309



                                                        August 12, 1996

Securities and Exchange Commission
450 Fifth Street., N.W.
Washington, DC  20549

RE:  First Liberty Financial Corp.
     Registration on Form S-8

We are aware that our report dated August 12, 1996 on our review of interim financial information of First Liberty Financial Corp. and Subsidiaries for the three-month and nine-month periods ended June 30, 1996, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference into the Company's registration statements on Forms S-8 (File Nos. 33-24733 and 333-00385). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ Coopers & Lybrand L.L.P.









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